EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-19515, No. 333-26653, No. 333-69628, No. 333-108364, No. 333-124828, No. 333-134113, No. 333-153123, No. 333-177285, No. 333-181396, No. 333-211206, No. 333-212138, No. 333-230765, No. 333-231208 and No. 333-239437) and on Form S-3 (No. 333-224056 and No. 033-58667) of Ryder System, Inc. of our report dated February 19, 2021 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Miami, Florida
February 19, 2021